Exhibit 4.10

DTE ENERGY COMPANY

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

SUPPLEMENTAL INDENTURE

DATED AS OF

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE

DATED AS OF APRIL 9, 2001

PROVIDING FOR

SERIES             % SENIOR NOTES DUE

SUPPLEMENTAL INDENTURE, dated as of the            day of             ,             (the “Supplemental Indenture”), between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., having its principal office in The City of Chicago, Illinois, as trustee (the “Trustee”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Original Indenture”), as amended, supplemented or modified (as so amended, supplemented or modified, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities; and

WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, senior [convertible/exchangeable] [appropriate revisions, insertions and/or deletions to be made to the conversion provisions or otherwise in the event of exchangeable securities] debt securities pursuant to the Original Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the “             Series             % Senior Notes due             ” (the “Notes”); and

WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.:

[“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Debenture, the rules and procedures of the Depositary that are applicable to such transfer or exchange.]

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in the State of New York are required or authorized by law or executive order to be closed.

[“Capital Stock” means with respect to any Person organized as a Corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any Person that is not organized as a Corporation, the partnership, membership or other equity interests or participations in such Person.]

[“Certificated Security” means a security in substantially the form attached hereto as Exhibit A, except for the legend thereon, which is applicable only to Global Notes.]

[“Company Notice” has the meaning specified in Section 505.]

[“Company Notice Date” has the meaning specified in Section 505).]

[“Conversion Agent” shall be the agent specified in Section 205(d).]

[“Conversion Date” has the meaning specified in Section 405.]

[“Conversion Notice” has the meaning specified in Section 405.]

[“Conversion Price” has the meaning specified in Section 402.]

[“Conversion Rate” has the meaning specified in Section 401.]

[“Current Market Price,” on any date, means, with respect to the Common Stock of the Company, the average of the daily closing or last sale prices for the shorter of:

(1) 10 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining the daily closing or last sale prices prior to the Time of Determination; or

(2) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or distribution through the last full trading day prior to the Time of Determination.]

[“Excess Payment” means the excess of the aggregate of the cash and value of other consideration paid by the Company or any of its Subsidiaries with respect to shares acquired in a tender offer over the market value of such acquired shares after giving effect to the completion of a tender offer.]

[“Expiration Date” has the meaning specified in Section 409(d)(2).]

[“Expiration Time” has the meaning specified in Section 409(d)(2).]

[“Fundamental Change” has the meaning specified in Section 601(a).]

[“Fundamental Change Offer” means an offer by the Company to pay cash on the Fundamental Change Purchase Date equal to the Fundamental Change Purchase Price.]

[“Fundamental Change Purchase Date” has the meaning specified in Section 601.]

[“Fundamental Change Purchase Notice” has the meaning specified in Section 601.]

[“Fundamental Change Purchase Price” means, in connection with a Fundamental Change Offer, 100% of the aggregate principal amount of Debentures to be purchased in such offer, together with interest accrued to, but excluding, the Fundamental Change Purchase Date.]

[“Market Price” has the meaning specified in Section 504.]

[“NASDAQ” means NASDAQ Stock Market, Inc.]

[“NYSE” means the New York Stock Exchange.]

[“Permitted Holder” has the meaning specified in Section 601.]

[“Purchase Date” means each of                     ,                     , and                     .]

[“Purchase Notice” has the meaning specified in Section 501.]

[“Purchase Price” means:

(1) in the event that the Company has elected to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of common stock equal to the portion of the Purchase Price to be paid in Common Stock divided by 95% of the Market Price; or

(2) in the event that the Company has elected to pay the Purchase Price in cash, $1,000 per $1,000 principal amount of Debentures; plus, in either case, accrued and unpaid interest to, but excluding, the applicable Purchase Date.]

[“Purchased Shares” has the meaning specified in Section 409(d)(2).]

[“purchases” has the meaning specified in Section 409(d)(3).]

[“rights plan” means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.]

[“Sale Price” has the meaning specified in Section 504.]

[“tender offer” has the meaning specified in Section 409(d)(3).]

[“tendered shares” has the meaning specified in Section 409(d)(3).]

[“Time of Determination” has the meaning specified in Section 409(d)(1).]

[“Trading Day” means a day during which trading in securities generally occurs on the NYSE or NASDAQ or, if the Common Stock is not listed on the NYSE or NASDAQ, on the principal other national or regional securities exchange or market on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the other principal market on which the Common Stock is then traded.]

[“Triggering Distribution” has the meaning specified in Section 409(d)(1).]

SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

ARTICLE TWO

TITLE AND TERMS OF THE SECURITIES; STATED MATURITY

SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company’s “                     Series                     % Senior Notes due                     ” (the “Notes”). The Stated Maturity on which the principal of the Notes shall be due and payable will be .

SECTION 202. Rank. The Notes shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

SECTION 203. Variations from the Original Indenture. [Section 1009 of the Original Indenture shall be applicable to the Notes.] [Section 403(2) and Section 403(3) [shall] [shall not] be applicable to the Notes; the Company’s obligations under Section 1009, without limitation, shall be subject to defeasance in accordance with Section 403(3).]

[Insert for convertible/exchangeable Notes] [The Original Indenture is hereby amended, with respect to the Notes only, by replacing the final paragraph in Section 307 of the Original Indenture with the following paragraphs:

On conversion of a Holder’s Notes, such Holder shall not receive any cash payment of interest. The Company’s delivery to a Holder of the full number of shares of Common Stock into which a Note is convertible, together with any cash payment for such Holder’s fractional shares, shall be deemed to satisfy the Company’s obligation to pay the principal amount at maturity of the Note and to satisfy the Company’s obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (unless such Notes or portions thereof have been called for redemption in accordance with Article Three hereof on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case any accrued interest shall be paid to the Holders of record of such Notes at the close of business on such Regular Record Date).

Notwithstanding the above, if any Notes are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the principal amount of the Notes so converted, unless such Notes have been called for redemption on a Redemption Date that occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case no such payment shall be required.]

SECTION 204. Amount and Denominations; DTC. (a) The aggregate principal amount of the Notes that may be issued under this Supplemental Indenture is limited initially to $                     (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, “reopen” this series of Securities so as to increase the aggregate principal amount of the Notes Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding. No additional Notes may be issued if an Event of Default has occurred. The Notes shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of [$1,000] and integral multiples thereof. The Notes will initially be issued in global form (the “Global Notes”) under a book-entry system, registered in the name of The Depository Trust Company, as depository (“DTC”), or its nominee, which is hereby designated as “U.S. Depositary” and “Depositary” under the Original Indenture.

(b) Further to Section 305 of the Original Indenture, any Global Note shall be exchangeable for Notes registered in the name of, and a transfer of a Global Note of any series may be registered to, any Person other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes of such series. Upon the occurrence in respect of any Global Note of any series of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Note may be exchanged for Notes registered in the name of, and the transfer of such Global Note may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

SECTION 205. Terms of the Notes.

(a) [The Notes shall bear interest at the rate of             % per annum on the principal amount thereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Note will be payable [semiannually][quarterly] in arrears on                                 [,                     ,                     ] and                             of each year (each such date, an “Interest Payment Date”), commencing                                     .] [The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year][a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual][quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period.]

[If the Notes are not to bear interest prior to Stated Maturity, insert] [The principal of the Notes shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity] % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity] % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

(b) In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year][month], such payment shall be made on the immediately preceding Business Day] [without reduction in the amount due to such early payment], in each case with the same force and effect as if made on such date.] The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any Note will, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of [, and premium, if any,] and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.]

(c) [Insert for Original Issue Discount Notes] [If an Event of Default with respect to Notes of this series shall occur and be continuing, an amount of principal of the Notes of this series (the “Acceleration Amount”) may be declared due and payable in the manner and with the effect provided in the Original Indenture. In case of a declaration of acceleration on or before                         and on                         in any year, the Acceleration Amount per                     principal amount at Stated Maturity of the Notes shall be equal to the amount set forth in respect of such date below:

Date of Acceleration	Acceleration Amount per principal amount of Stated Maturity

and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the purpose of this computation the yield to maturity is %. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

(d) [Insert for convertible/exchangeable Notes] [The Company shall maintain an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Company may have one or more additional conversion agents.

The Company shall enter into an appropriate agency agreement with any Conversion Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture and this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 606 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

The Company initially appoints the Trustee as Conversion Agent in connection with the Notes.]

(e) Maturity, [conversion,] [purchase by the Company at the option of the Holder] or redemption of a Note shall cause interest to cease to accrue on such Note subject to the Company’s obligation to pay interest on overdue amounts in accordance with Section 503 of the Original Indenture and the terms of the Notes.

(f) [Each Note issued hereunder shall provide that the Company and, by its acceptance of a Note or a beneficial interest therein, the holder of, and any Person that acquires a beneficial interest in, such Note agree that for United States federal, state and local tax purposes it is intended that such Note constitute indebtedness.]

(g) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which are incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

SECTION 206. Form of Notes. Attached hereto as Exhibit A is a form of the Notes.

ARTICLE THREE

REDEMPTION OF THE NOTES

SECTION 301. Optional Redemption.

[[Except as provided in Articles Five and Six hereof] [t]The Notes are not subject to repayment at the option of the Holders thereof.] [[Except as provided in the form of Note attached hereto as Exhibit A,] [T][t]he Notes are not redeemable by the Company prior to maturity.]

SECTION 302. Redemption Procedures.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest shall cease to accrue on such Notes called for redemption. If the Notes are only partially redeemed pursuant to Section 301, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as a Global Note, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes held by each Depositary participant to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 303. [No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.]

[ARTICLE FOUR

CONVERSION

[Insert for convertible/exchangeable notes]

SECTION 401. Conversion Rights.

Notes shall be convertible in accordance with their terms and in accordance with this Article.

The initial conversion rate (the “Conversion Rate”) is                     shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as a result of adjustments to the Conversion Price upon the occurrence of certain events described in this Article. A Holder of a Note otherwise entitled to a fractional share shall receive cash in an amount equal to the value of such fractional share based on the Sale Price on the Trading Day immediately preceding the Conversion Date.

A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article.

SECTION 402. Conversion Rights Based on Common Stock Price.

The Holder of any Note shall have the right, exercisable at any time after the date of original issuance of the Note and before the close of business on the Business Day immediately preceding the Stated Maturity of the Notes, to convert the principal amount of the Note (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price.

The “Conversion Price” per share shall initially equal $             and shall be adjusted as described in Section 409.

SECTION 403. Conversion Rights Upon Notice of Redemption.

In case a Note or portion thereof is called for redemption pursuant to Article Three hereof, a Holder of such Note may surrender it for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for such Note, unless the Company shall default in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid.

SECTION 404. Conversion Rights Upon Occurrence of Certain Corporate Transactions.

If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, at the effective time of the transaction, the right to convert a Note into shares of Common Stock shall be changed into a right to convert such Note, without the consent of any Holders of the Notes, into the kind and amount of cash, securities or other property of the Company or another Person which the Holder would have received if the Holder had converted such Note immediately prior to the transaction.

SECTION 405. Conversion Procedures.

To convert a Note, a Holder must (a) complete and manually sign the conversion notice (the “Conversion Notice”) or a facsimile thereof on the back of the Note and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 406. Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a Note, except as provided below in the case of certain Notes or portions thereof called for redemption, that portion of accrued and unpaid interest on the converted Note attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of original issuance of the Notes) through the Conversion Date attributable to the most recent accrual date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Note being converted pursuant to the provisions hereof.

If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the principal amount of the unconverted portion of the Note surrendered.

Notes or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Notes called for redemption pursuant to Article Three hereof on a Redemption Date that occurs during the period between the close of business on a Regular Record Date and the close of business on the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes or portions thereof being surrendered for conversion.

SECTION 406. Fractional Shares.

The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

SECTION 407. Taxes on Conversion.

If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 408. Company to Provide Common Stock.

The Company shall, prior to issuance of any Notes under this Supplemental Indenture, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Notes Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 409. Adjustment of Conversion Price.

The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) In case the Company (i) issues shares of Common Stock as a dividend or distribution on its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Notes been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the then Current Market Price per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the then Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company distributes to all or substantially all holders of its Common Stock any shares of Capital Stock (other than dividends or distributions of Common Stock on Common Stock to which Section 409(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 409(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the then Current Market Price per share of the Common Stock on the record date referred to below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the then Current Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event that the Company implements a shareholder rights plan, such rights plan may provide, if the Company so elects and subject to customary exceptions and limitations, that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) in lieu of making any adjustments to the Conversion Price in accordance with the provisions of the immediately preceding paragraph. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 409(c) or any other provision of this Section 409.

(d) (1) In case the Company, by dividend or otherwise, at any time distributes (a “Triggering Distribution”) to all holders of its Common Stock cash distributions in an aggregate amount that, together with the aggregate amount of (A) any other cash distributions to all holders of Common Stock within the 12 months preceding the date fixed for determining the stockholders entitled to such Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made and (B) all Excess Payments in respect of each tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 15%

of the product of the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such Triggering Distribution (the “Time of Determination”) multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Company), the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Time of Determination by a fraction of which the numerator shall be the Current Market Price per share of Common Stock at the Time of Determination less the sum of the aggregate amount of cash so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the Time of Determination), and the denominator shall be such Current Market Price per share of Common Stock on the Time of Determination, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(2) In the case of the payment of an Excess Payment in respect of a tender offer by the Company or any Subsidiary for Common Stock that, together with the aggregate amount of (A) any cash distributions made within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made and (B) all other Excess Payments in respect of each tender offer by the Company or any Subsidiary for Common Stock concluded within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 15% of the product of the Current Market Price per share of Common Stock as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such decrease to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 409(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 409(d)(2).

(3) For purposes of this Section 409(d), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(e) [reserved]

(f) In any case in which this Section 409 requires that an adjustment be made following a record date or a Time of Determination or Expiration Date, as the case may be, established for purposes of this Section 409, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 412) issuing to the Holder of any Notes converted after such record date or Time of Determination or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Time of Determination or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Time of Determination or Expiration Date had not occurred.

(g) Upon adjustment of the Conversion Price pursuant to this Section 409, the Conversion Price shall be rounded to the nearest $.001, with $.0005 being rounded upward.

(h) Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 409, which in the case of paragraph (d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the Agreement date for such distribution, the Company shall give notice to Holders of the Notes not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the Notes for conversion pursuant to this Article Four at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

SECTION 410. No Adjustment.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 410 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 410 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Except pursuant to Section 414, no adjustment in the Conversion Price shall be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company’s Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

SECTION 411. Adjustment for Tax Purposes.

The Company shall be entitled to make such adjustments in the Conversion Price, in addition to those required by Section 409, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable to the recipient thereof.

SECTION 412. Notice of Adjustment.

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate specifying the adjusted Conversion Price, and briefly stating the facts requiring the adjustment and the manner of computing it.

SECTION 413. Notice of Certain Transactions.

In the event that:

(1) the Company takes any action which would require an adjustment in the Conversion Price,

(2) the Company takes any action that requires a supplemental indenture pursuant to Section 414, or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 413.

SECTION 414. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then Outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 414 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 414, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

SECTION 415. Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 412. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 414, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 414.

SECTION 416. Voluntary Decrease.

The Company may decrease the Conversion Price for any period of at least 20 days, upon at least 15 days notice, if the Board of Directors determines that such decrease would be in the Company’s best interests. Such determination by the Board of Directors shall be conclusive.]

[ARTICLE FIVE

PURCHASE OF NOTES AT OPTION OF THE HOLDER

SECTION 501. General.

The Company shall be required to purchase Notes in accordance with this Article Five.

On each Purchase Date, the Company shall repurchase, at the option of the Holder, the Notes in respect of which such Holder has provided and not withdrawn a Purchase Notice at the Purchase Price upon:

(1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

(A) if a Certificated Security has been issued, the certificate number of the Note which the Holder shall deliver to be purchased or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

(B) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple of $1,000;

(C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture as supplemented by this Supplemental Indenture; and

(D) in the event that the Company elects, pursuant to Section 502 hereof, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 504 hereof, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Price relates; and

(2) delivery of such Notes to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

If a Holder, in such Holder’s Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 509 hereof, fails to indicate such Holder’s choice with respect to the election set forth in clause (D) of Section 501(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to the Purchase Notice in the circumstances set forth in such clause (D).

The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Purchase Date and the time of delivery of the Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 501 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 509.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

SECTION 502. The Company’s Right to Elect Manner of Payment of Purchase Price.

The Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 501 has been given, or a specified percentage thereof, shall be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 502 and 503 hereof. The Company shall specify, in the Company Notice delivered pursuant to Section 505 hereof, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it shall pay in cash and Common Stock; provided, however, that the Company shall pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 504 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to Section 504 in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

At least three Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Company;

(ii) the information required by Section 505;

(iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 504 have been or shall be complied with; and

(iv) whether the Company desires the Trustee to give the Company Notice required by Section 505.

SECTION 503. Purchase with Cash.

On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 501 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

SECTION 504. Payment by Issuance of Common Stock.

On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 501 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) 95% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

Upon determination of the actual number of shares of Common Stock issuable in accordance with the provisions of this Section 504, the Company shall publish such information in The Wall Street Journal or another daily newspaper of national circulation.

The Company’s right to exercise its election to purchase the Notes pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

(1) the Company not having given its Company Notice of an election to pay entirely in cash and timely having given its Company Notice of an election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

(2) the listing of shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed;

(3) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case, if required for the initial issuance thereof; and

(4) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Purchase Price of the Notes of such Holder or Holders in cash.

The “Market Price” means the average of the Sale Prices of the Common Stock for the twenty Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day) prior to the applicable Purchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 409; subject, however, to the conditions set forth in Sections 409(f) and 410.

The “Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

SECTION 505. Notice of Election.

The Company shall provide notice (a “Company Notice”) on a date not less than 20 Business Days prior to each Purchase Date (the “Company Notice Date”) to all Holders at their addresses shown in the register of the Security Registrar, and to beneficial owners as required by applicable law, stating:

(1) whether the purchase price is payable in cash or Common Stock or in any combination thereof, specifying the percentages of each;

(2) if the Company has elected to pay the Purchase Price in Common Stock:

(A) that each Holder shall receive Common Stock with a Market Price equal to such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(B) the method of calculating the Market Price of the Common Stock; and

(C) that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(A) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice the amount of interest that will be accrued and payable with respect to the Notes as of the Purchase Date;

(B) the name and address of the Paying Agent and the Conversion Agent;

(C) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article Four hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

(D) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

(E) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (D);

(F) the procedures the Holder must follow to exercise purchase rights under this Article and a brief description of those rights;

(G) a brief description of the conversion rights of the Notes; and

(H) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 501 or 509).

If any of the Notes is in the form of a Global Note, then the Company shall modify the Company Notice to the extent necessary to accord with the Applicable Procedures.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

SECTION 506. Covenants of the Company.

All Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

SECTION 507. Procedure upon Purchase.

As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

SECTION 508. Taxes.

If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name.

SECTION 509. Effect of Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice specified in Section 501, the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Note (provided the conditions in Section 501 have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 501. Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the applicable Purchase Date specifying:

(1) if Certificated Securities have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or if Certificated Securities have not been issued, such information as may be required by the Applicable Procedures;

(2) the principal amount of the Notes, in integral multiples of $1,000, being withdrawn; and

(3) the principal amount of such Notes that remains subject to the Purchase Notice, if any.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 501(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 501(l)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

There shall be no purchase of any Notes pursuant to this Article (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 510. Deposit of Purchase Price.

Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of all of the Notes or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 510 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Purchase Price of any Note for which a Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after such Purchase Date, such Note shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

SECTION 511. Securities Purchased in Part.

Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge except for any taxes to be paid by the Holder in the event a Note is registered under a new name, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

SECTION 512. Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or purchase of Notes under this Article (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article Seven to be exercised in the time and in the manner specified in this Article.

SECTION 513. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Purchase Price, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 510 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date, then promptly after the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.]

[ARTICLE SIX

PURCHASE OF NOTES AT OPTION OF

THE HOLDER UPON FUNDAMENTAL CHANGE

SECTION 601. Right to Require Purchase.

(a) If a Fundamental Change occurs, Holders shall have the right, at their option, to require the Company to Purchase all of such Holder’s Notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on the Fundamental Change Purchase Date.

A “Fundamental Change” shall be deemed to have occurred at such time as (a) any Person, including its Affiliates and associates, other than Permitted Holders, files a Schedule 13D or TO (or any successor schedule, form or report under the Exchange Act) disclosing that such Person has become the Beneficial Owner of 50% or more of the total voting power in the aggregate of all classes the Company’s Capital Stock then outstanding normally entitled to vote in elections of the Board of Directors, (b) there shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation normally entitled to vote in elections of directors immediately after the consolidation or merger or (c) the Company shall sell, convey, transfer or lease all or substantially all of its properties and assets to any Person other than a Permitted Holder.

The term “Beneficial Owner” shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

The term “Permitted Holders” shall mean [(a) the Company and its Subsidiaries and employee benefit plans, (b) any “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes                             ; provided that                         at all times (i) holds the position of director of the Company, or another position of equal or greater responsibilities, and the estates, executors and administrators, and parents and lineal descendants of                      , and the estates, executors and administrators of any of such parents and lineal descendants and (c) any corporation, partnership, limited liability company, trust or other entity in which the trusts, individuals or lineal descendents referred to in clause (b) in the aggregate have either a direct or indirect beneficial interest or voting control of greater than 50%.]

(b) Within fifteen Business Days following any Fundamental Change, the Company shall provide a notice to all Holders at their addresses shown in the register of the Security Registrar, and to beneficial owners as required by applicable law, and the Trustee offering to purchase the Notes on a certain date (which date shall not be later than 35 Business Days from the date of such notice) (the “Fundamental Change Purchase Date”) specified in such notice and such notice shall state:

(1) the events giving rise to the Fundamental Change;

(2) the date of such Fundamental Change;

(3) the date by which the Fundamental Change Purchase Notice pursuant to this Section 601 must be given;

(4) the Fundamental Change Purchase Date;

(5) the Fundamental Change Purchase Price that will be accrued and payable with respect to the Notes as of the Fundamental Change Purchase Date;

(6) briefly, the conversion rights of the Notes;

(7) the name and address of the Paying Agent and Conversion Agent;

(8) the Conversion Price and any adjustments thereto;

(9) that Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 601;

(11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

(12) that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes.

If any of the Notes are in the form of a Global Note, then the Company shall modify such notice to the extent required by the Applicable Procedures.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 601 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depository’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent for receipt by such Paying Agent no later than the close of business on the fifth Business Day next preceding the Fundamental Change Purchase Date.

The delivery of such Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price.

The Company shall purchase from the Holder thereof, pursuant to this Section 601, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note pursuant to Sections 601 through 606 also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 601 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 601.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 602.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

In the case of Global Notes, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures.

(d) Anything herein to the contrary notwithstanding, the Company shall not be required to effect a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article and purchases all of the Notes validly tendered and not withdrawn under such Fundamental Change Offer.

SECTION 602. Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 601(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive on the Fundamental Change Purchase Date the Fundamental Change Purchase Price with respect to such Note together with interest accrued to such Fundamental Change Purchase Date. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 601(c) have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 601(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

(1) if a Certificated Security has been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or if a Certificated Security has not been issued, such information as may be required by Applicable Procedures;

(2) the principal amount, in integral multiples of $1,000, of the Notes being withdrawn; and

(3) the principal amount of such Notes which remain subject to the Fundamental Change Purchase Notice, if any.

SECTION 603. Deposit of Fundamental Change Purchase Price.

On the Fundamental Change Purchase Date, the Company shall, to the extent lawful accept for payment all the Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate, stating the aggregate principal amount of Notes or portions thereof being purchased.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 603 is made by the Company shall be at the option of the Company; provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, funds sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture then, on the Fundamental Change Purchase Date such Note shall cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price). The Company shall publicly announce the principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

SECTION 604. Securities Purchased In Part.

Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new Note or Notes, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

SECTION 605. Compliance With Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or purchase of Notes under this Article (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules promulgated under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

SECTION 606. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 403 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.]

ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

DTE ENERGY COMPANY

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

EXHIBIT A

FORM OF SENIOR NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.:	$
NO. R-

DTE ENERGY COMPANY

SERIES                 % SENIOR NOTES DUE

DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                      ($                    ) on                      (“Stated Maturity” with respect to the principal of this Note) [, unless previously redeemed,] [and to pay interest at the rate of             % per annum on said principal sum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal of this Note becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Note will be payable [semiannually] [quarterly] in arrears on                     [,                 ,                 ] and                         of each year (each such date, an “Interest Payment Date”), commencing                             .]

[If this Note is not to bear interest prior to Stated Maturity, insert] [The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal or premium that is not so paid on demand shall bear interest at the rate of [yield to maturity] % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[The amount of interest payable for any period shall be computed on the basis of [twelve 30-day months and a 360-day year] [a 360-day year and the actual number of days elapsed in such period] [the actual number of days in the year] and, for any period shorter than a full [semiannual] [quarterly] interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day [(and without any interest or other payment in respect of any such delay),] [except that, if such Business Day is in the next succeeding calendar [year] [month], such payment shall be made on the immediately preceding Business Day [without reduction in the amount due to such early payment], in each case with the same force and effect as if made on such date.] A “Business Day” shall mean each day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are authorized or obligated by or pursuant to law or executive order to be closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Note will, as provided in the Indenture (as defined herein), be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the [fifteenth calendar day (whether or not a Business Day)] prior to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of [, and premium, if any,] and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.] Notwithstanding anything else contained herein, if this Note is a Global Note and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

This Note is one of a duly authorized series of Securities of the Company, designated as the “          Series         % Senior Notes due         ” (the “Notes”), initially limited to an aggregate principal amount of $             (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes, and except as further provided in the Indenture), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented through and including the Supplemental Indenture dated as of                     , with respect to the Notes (the “Supplemental Indenture”), as further amended, supplemented or modified from time to time (the “Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

[[Except as provided below,] This Note is not subject to repayment at the option of the Holder hereof.] [[Except as provided below,] [T][t]his Note is not redeemable by the Company prior to maturity and is not subject to any sinking fund.]

This Note will be redeemable at the option of the Company, in whole at any time or in part from time to time (any such date of optional redemption, an “Optional Redemption Date,” which shall be a “Redemption Date” for purposes of the Indenture), at an optional redemption price (which shall be a “Redemption Price” for purposes of the Indenture) equal to [100% of the principal amount redeemed plus the accrued and unpaid interest thereon to the date fixed for redemption] [the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) the sum of the present values of the principal amount of this Note to be redeemed and the remaining scheduled payments of interest on the principal amount of this Note to be redeemed (exclusive of interest accrued to the related Optional Redemption Date) until Stated Maturity, in each case discounted from their respective scheduled payment dates to such Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below) plus          basis points, plus in either case, accrued interest thereon to the date of redemption.]

Notwithstanding the foregoing, installments of interest on this Note that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.

[“Adjusted Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Optional Redemption Date, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security determined by the Reference Treasury Dealer as having a maturity comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means each of: (i)                     , and                      (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.]

Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Optional Redemption Date to the Holder hereof at its registered address.

Unless the Company defaults in payment of the applicable Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on the principal amount of this Note called for redemption.

If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of this Note to be redeemed on the applicable Redemption Date is deposited with the Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such Redemption Date, interest will cease to accrue on the principal amount of this Note called for redemption. If the Notes are only partially redeemed by the Company, the Trustee shall select which Notes are to be redeemed by lot or in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.]

[The sinking fund for this series provides for the redemption on                             in each year beginning with the year                 and ending with the year                 of [not less than]                             [(“mandatory sinking fund”) and, at the option of the Company, not more than                         ] aggregate principal amount of Notes of this series. [Notes of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]]

[If a Fundamental Change occurs, Holders of Notes shall have the right, at their option, to require the Company to purchase all of such Holder’s Notes not previously called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, pursuant to a Fundamental Change Offer. The Company shall pay the Fundamental Change Purchase Price in cash equal to 100% of the aggregate principal amount of the Notes to be purchased.

Within 15 Business Days following any Fundamental Change, the Company shall provide notice in accordance with the provisions of Section 601(b) of the Supplemental Indenture.

To exercise its purchase right, Holders of Notes must deliver the form entitled “Option of Holder to Elect Purchase,” in the form attached hereto, so as to be received by the Paying Agent no later than the close of business on the fifth Business Day prior to the Fundamental Change Purchase Date. Any Purchase Notice may be withdrawn by the Holder by a written notice provided in accordance with the provisions of Section 602 of the Supplemental Indenture.

On the Fundamental Change Purchase Date, the Company shall, to the extent lawful, accept for payment all the Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer, deposit with the Paying Agent an amount equal to the Fundamental Change Purchase Price in respect of all the Notes or portions thereof so tendered, and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate, stating the aggregate principal amount of Notes or portions thereof being purchased.

The Company shall not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Fundamental Change Offer made by the Company and purchases all of the Notes validly tendered and not withdrawn under such Fundamental Change Offer.

If cash sufficient to pay the Fundamental Change Purchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Fundamental Change Purchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder hereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note).]

[The Holder of any Note shall have the right, exercisable at any time after the Issue Date of the Notes and before the close of business on the Business Day immediately preceding the date of Stated Maturity, to convert the principal amount of the Notes (or any portion of it that is an integral multiple of $1,000) into shares of Common Stock at the Conversion Price, subject to adjustment as described below. The foregoing notwithstanding, if a Note is called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made.

A Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Price is $             per share of Common Stock, subject to adjustment upon the occurrence of certain events described in the Indenture. The shares of Common Stock shall be deliverable through the Conversion Agent to Holders surrendering Notes as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

Except as provided in the next succeeding paragraph, on conversion of a Holder’s Notes, such Holder shall not receive any cash payment of interest. The Company’s delivery to a Holder of the full number of shares of Common Stock into which a Note is convertible shall be deemed to satisfy the Company’s obligation to pay the principal amount at maturity of the Note and to satisfy the Company’s obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

If any Notes are converted during the period after any Regular Record Date but before the next Interest Payment Date, interest on such Notes shall be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holder of record on the Regular Record Date. Any Notes that are, however, delivered to the Company for conversion after any Regular Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The Company shall not require the payment to it described in the preceding sentence if, during the period between a Regular Record Date and the Interest Payment Date to which such Regular Record Date relates, a conversion occurs prior to a Redemption Date falling during such period. No fractional shares will be issued upon conversion, but a cash adjustment shall be made for any fractional shares.

To convert a Note, a Holder must (a) complete and manually sign the form entitled “Conversion Notice,” in the form attached hereto, and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent and (d) pay any transfer or similar tax, if required.]

[Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on any                     in the years            ,            ,             and             at a Purchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

The Purchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Purchase Date in accordance with the provisions of Section 509 of the Supplemental Indenture.

If cash or securities sufficient to pay the Purchase Price of all Notes or portions thereof to be purchased as of the Purchase Date is deposited with the Paying Agent by 11:00 a.m. on the Purchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price upon surrender of such Note).]

[In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.]

[Insert for Original Issue Discount Notes] [If an Event of Default with respect to this Note shall occur and be continuing, an amount of principal of this Note (the “Acceleration Amount”) may be declared due and payable in the manner and with the effect provided in the Indenture. In case of a declaration of acceleration on or before                                 and on                         in any year, the Acceleration Amount per                             principal amount at Stated Maturity of this Note shall be equal to the amount set forth in respect of such date below:

Date of Acceleration	Acceleration Amount per principal amount of Stated Maturity

and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the next preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the purpose of this computation the yield to maturity is         %. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.]

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Notes, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture. The Indenture also contains provisions permitting (i) the registered Holders of at least 66 2/3% in aggregate principal amount of the Securities of each series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [and premium, if any,] and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

The Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

DTE ENERGY COMPANY

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Date:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Other Identifying Number of Assignee)

(Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.

[CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $                    .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Your Signature:	Date:

(Sign exactly as your name appears on the other side of this Note

*Signature guaranteed by:

By:	]

*	The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

[OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

If you want to elect to have this Note purchased, in whole or in part, by the Company pursuant to Section 601 of the Supplemental Indenture, check the following box:

If you want to have only part of this Note purchased by the Company pursuant to Section 601 of the Supplemental Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000): $                    .

**Signature guaranteed by:

By:	]

**	The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty acceptable to the Trustee.

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